UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 2, 2011

MORNINGSTAR, INC.

(Exact name of registrant as specified in its charter)

Illinois (State or other jurisdiction of incorporation)	000-51280 (Commission File Number)	36-3297908 (I.R.S. Employer Identification No.)

	22 West Washington Street Chicago, Illinois	60602
	(Address of principal executive offices)	(Zip Code)

(312) 696-6000

(Registrant’s telephone number, including area
code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.  Regulation FD Disclosure.

The following information is included in this Current Report on Form 8-K as a result of Morningstar, Inc.’s policy regarding public disclosure of corporate information. Answers to additional inquiries, if any, that comply with this policy are scheduled to become available on October 7, 2011.

Caution Concerning Forward-Looking Statements

This current report on Form 8-K contains forward-looking statements as that term is used in the Private Securities Litigation Reform Act of 1995. These statements are based on our current expectations about future events or future financial performance. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, and often contain words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue.” These statements involve known and unknown risks and uncertainties that may cause the events we discuss not to occur or to differ significantly from what we expect. For us, these risks and uncertainties include, among others,

•      general industry conditions and competition, including ongoing economic weakness and uncertainty;

•      the effect of market volatility on revenue from asset-based fees;

•      damage to our reputation resulting from claims made about possible conflicts of interest;

•      liability for any losses that result from an actual or claimed breach of our fiduciary duties;

•      the increasing concentration of data and development work carried out at our offshore facilities in China and India;

•      failing to differentiate our products and continuously create innovative, proprietary research tools;

•      failing to successfully integrate acquisitions;

•      challenges faced by our non-U.S. operations; and

•      a prolonged outage of our database and network facilities.

A more complete description of these risks and uncertainties can be found in our Annual Report on Form 10-K for the year ended December 31, 2010. If any of these risks and uncertainties materialize, our actual future results may vary significantly from what we expect. We do not undertake to update our forward-looking statements as a result of new information or future events.

Investor Questions and Answers: September 2011

We plan to make written responses available addressing investor questions about our business on the first Friday of every month. The following answers respond to selected questions received through September 1, 2011. We intend to answer as many questions as time allows, although we will not answer product support questions through this channel. We may wait to respond to a given question until the following month if we need more time to research the answer.

If you would like to submit a question, please send an e-mail to investors@morningstar.com, contact us via fax at 312-696-6009, or write to us at the following address:

Morningstar, Inc.

Investor Relations

22 W. Washington

Chicago, IL 60602

Competitive Position

1.    I am an individual investor in Morningstar and had a question regarding the company’s competitive position. Specifically, I would like to know: If Morningstar management can put a silver bullet through one of its competitors, who would it be?

We compete against many different companies in different areas of our business, so it’s tough to identify just one primary competitor. Some of our major competitors include Advent Software, FactSet Research Systems, Financial Engines, McGraw-Hill, Moody’s, MSCI, SEI Investments, Thomson Reuters, and Value Line.

2.    What can maintain Morningstar to trade at a much higher multiple than competitors like Value Line?

We don’t spend a lot of time focusing on our valuations, which can be higher or lower than our competitors’ in the short term for a variety of reasons. Over time, we think Morningstar’s price should reflect the company’s intrinsic value, which we try to build by following our five main growth strategies:

•      Enhance our position in key market segments by focusing on our three major Internet-based platforms;

•      Create a premier global investment database;

•      Continue building thought leadership in independent investment research;

•      Become a global leader in fund-of-funds investment management; and

•      Expand our international brand presence, products, and services.

In addition, we believe that Morningstar is a “wide-moat” business because there are many aspects of our business that would be difficult for a competitor to replicate, including a well-known and respected brand name; extensive, hard-to-replicate investment databases; innovative, proprietary research tools; expertise in research, technology, and design; and a large and loyal customer base. To varying degrees, we believe the parts of our business exhibit many of the characteristics of a wide-most business, including switching costs, network effects, intangibles assets, and cost advantages. For example, we consider our brand a significant intangible asset, and we believe the scale of our fund data business gives us cost advantages over many of our rivals.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORNINGSTAR, INC.

Date: September 2, 2011	By:	/s/ Richard Scott Cooley
	Name:	Richard Scott Cooley
	Title:	Chief Financial Officer